UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2008

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas                              76102
(Address of principal executive offices)                                                                                                          (Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 for a discussion of the Offer Letter, entered into between RadioShack Corporation (the "Company") and Mr. Lee D. Applbaum, the Company's newly appointed Executive Vice President – Chief Marketing Officer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2008, the Company announced that it had appointed Mr. Lee D. Applbaum to the position of Executive Vice President – Chief Marketing Officer.  Mr. Applbaum began his employment with the Company on September 27, 2008.

Mr. Applbaum was Chief Marketing Officer for  The Schottenstein Stores Corporation from February 2007 until August 2008 and Senior Vice President and Chief Marketing Officer for David's Bridal Group from April 2004 until February 2007.  Prior to joining David's Bridal Group, Mr. Applbaum served in various capacities for Footstar, Inc. from April 2000 until April 2004, including Chief Marketing Officer of Footstar Athletic and Vice President of Marketing for Footaction USA.

In connection with Mr. Applbaum’s appointment as Executive Vice President – Chief Marketing Officer, the following sets forth Mr. Applbaum’s base salary, 2008 annual bonus, and stock option grant information.

Base Annual Salary:                                                                                     $400,000
2008 Annual Bonus (1):                                                                                 $  75,000
Number of Stock Options (2):                                                                             25,000

(1)           RadioShack has guaranteed that Mr. Applbaum’s annual bonus for 2008 will not be less than $75,000.
(2)           The exercise price per share is $17.53, which is equal to the fair market value (defined as the average of the high and low NYSE sales price) of RadioShack common stock on the first day of trading in RadioShack stock on the first date of Mr. Applbaum’s employment with the Company.   Options vest in equal annual increments of one-third, beginning on the first anniversary of the date of grant, assuming employment on such vesting dates. Assuming continuing service as an employee, options expire seven years from the date of grant.

In addition, Mr. Applbaum will participate in the Company’s Annual and Long-Term Incentive Compensation Plan, established pursuant to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan, which was approved by stockholders at the Company’s 2004 annual meeting of stockholders.  Mr. Applbaum’s annual target bonus will be equal to 75% of his base salary.  Mr. Applbaum’s annual bonus for 2008 will be prorated and is guaranteed by the Company to be no less than $75,000.  Except for his 2008 annual bonus, payment of Mr. Applbaum’s annual bonus will be subject to the Company achieving certain performance metrics.  Mr. Applbaum will participate in the Company’s Long Term Incentive Compensation Plan covering calendar years 2008 and 2009, payable in 2010.  Under this two year plan, Mr. Applbaum’s target bonus is equal to 70% of his base salary, or $280,000.  In addition, Mr. Applbaum will participate in the Company’s Long Term Incentive Compensation Plan covering calendar years 2008, 2009 and 2010, payable in 2011.  Under this three year plan, Mr.

Applbaum’s target bonus is also equal to 70% of his base salary.  Payments made pursuant to the two year and three year plans referenced above are subject to the Company achieving certain performance metrics.

Mr. Applbaum will also be eligible to participate in the Company’s 401(k) plan, the Officers’ Supplemental Executive Retirement Plan, Officers’ Severance Program, and Executive Life and Long Term Disability benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 29th day of September, 2008.

RADIOSHACK CORPORATION

/s/  James F. Gooch
James F. Gooch
Executive Vice President and Chief Financial Officer